Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Legacy Reserves Inc.

Midland, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 23, 2018, relating to the consolidated financial statements and the effectiveness of Legacy Reserves LP’s internal control over financial reporting appearing in the Legacy Reserves LP’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 4, 2018